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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Clear Channel Communications, Inc. on Form S-3 (File No. 333-51957), on Form S-4 (File No. 333-57987) and on Forms S-8 (File No.'s 33-64463, 333-29717, and
333-61883) of our report dated February 11, 1998 on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in Clear Channel Communications, Inc.'s Current Report on Form 8-K dated December 9, 1998.


                                             PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 8, 1998